                                             Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com

Logitech Announces Q1 Fiscal Year 2027 Results
Strong First Quarter Marks Tenth Consecutive Quarter of Growth

LAUSANNE, Switzerland, and SAN JOSE, Calif., July 28, 2026 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2027.
•Sales were $1.23 billion, up 7 percent in US dollars and 5 percent in constant currency, compared to Q1 of the prior year.
•GAAP gross margin was 49.5 percent, up 780 basis points, compared to Q1 of the prior year. Non-GAAP gross margin was 49.8 percent, up 770 basis points, compared to Q1 of the prior year. These numbers include $61 million in tariff refunds.
•GAAP operating income was $259 million, up 60 percent, compared to Q1 of the prior year. Non-GAAP operating income was $290 million, up 44 percent, compared to Q1 of the prior year. These numbers include $61 million in tariff refunds.
•GAAP earnings per share (EPS) was $1.63, up 66 percent compared to Q1 of the prior year. Non-GAAP EPS was $1.85, up 47 percent compared to Q1 of the prior year.
•Cash flow from operations was $167 million. The quarter-ending cash balance was $1.75 billion.
•The Company returned $114 million of cash to shareholders through share repurchases.
“We delivered a strong first quarter against a dynamic backdrop," said Hanneke Faber, Logitech chief executive officer. “Superior innovation and stronger brand marketing drove strong growth across core categories, including double-digit growth in Pointing Devices.”

"Our teams demonstrated excellent operational discipline to start the fiscal year," said Matteo Anversa, Logitech chief financial officer. "While our reported results benefited from tariff refunds, our operational performance was impressive even excluding these refunds, with non-GAAP operating income growing 14 percent year over year. Strong gross margin resilience allowed us to exceed our operating income outlook and generate robust cash flow while funding our growth investments."

Outlook
Our financial outlook for the second quarter of Fiscal Year 2027:

Q2 FY27 outlook
Sales	$1,185 - $1,220 million
Sales growth (in US dollars, year over year)	0% - 3%
Sales growth (in constant currency, year over year)	0% - 3%
Non-GAAP operating income	$185 - $210 million

Longer-term Perspectives
While Logitech is not issuing a formal full-year FY27 outlook, demand momentum from Q1 is expected to carry into the remainder of the year.

However, in late June 2026, a serious incident in the manufacturing facilities of one of Logitech's semiconductor suppliers resulted in its temporary closure, which is likely to impact the Company's ability to effectively meet future demand. The Company is working on multiple mitigation plans.

The midpoint of the Q2 outlook contemplates growth despite a Q2 headwind of approximately $20 million in net sales caused by this supplier incident.

For Q3, based on limited available information, the negative impact of the supplier incident is estimated to be up to $200 million in net sales. The incident is estimated to be largely resolved by Q4, which would mean little to no impact to Q4 results.

As for profitability, the Company continues to expect full-year non-GAAP operating margin to track near the high end of the 15–18 percent long-term target range, helped by strong operating performance and this quarter's tariff refunds.

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q1 Fiscal Year 2027 on Tuesday, July 28, 2026 at 1:30 p.m. Pacific Daylight Time (PDT) and 10:30 p.m. Central European Summer Time (CEST).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q1 Fiscal Year 2027 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, and trends in its business. With respect to the Company’s outlook for non-GAAP operating income and non-GAAP operating margin, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Q2 FY27 outlook and expectations for FY27 non-GAAP operating margin.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended June 30, 2026; Q2 FY27 outlook, expectations for FY27 non-GAAP operating margin, including for net sales and non-GAAP operating income, demand and growth expectations, the impact of the incident in the manufacturing facilities of one of our semiconductor suppliers, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech's actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges affecting the availability and price of required components and materials; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations, including the ultimate treatment and any changes to tariff refunds; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; the effect of changes to our effective income tax rates; and the ability and timing to resolve the impact of the incident in the supplier manufacturing facilities. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2026	2025

Net sales	$1,227,234	$1,147,703
Cost of goods sold	618,599	666,592
Amortization of intangible assets	695	2,149
Gross profit	607,940	478,962

Operating expenses:
Marketing and selling	219,745	195,796
Research and development	84,623	74,587
General and administrative	43,525	41,797
Amortization of intangible assets and acquisition-related costs	926	2,646
Restructuring charges, net	570	2,042
Total operating expenses	349,389	316,868

Operating income	258,551	162,094
Interest income	14,099	11,229
Other income (expense), net	2,930	1,162
Income before income taxes	275,580	174,485
Provision for income taxes	39,883	28,470
Net income	$235,697	$146,015

Net income per share:
Basic	$1.64	$0.99
Diluted	$1.63	$0.98

Weighted average shares used to compute net income per share:
Basic	143,495	147,864
Diluted	145,038	149,053

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2026	2026

Current assets:
Cash and cash equivalents	$1,749,679	$1,741,546
Accounts receivable, net	668,497	505,867
Inventories	491,743	489,948
Other current assets	211,324	177,895
Total current assets	3,121,243	2,915,256

Non-current assets:
Property, plant and equipment, net	113,021	116,454
Goodwill	464,959	465,417
Other intangible assets, net	10,752	12,386
Other assets	324,090	339,075
Total assets	$4,034,065	$3,848,588

Current liabilities:
Accounts payable	$585,798	$530,983
Accrued and other current liabilities	764,666	781,990
Total current liabilities	1,350,464	1,312,973

Non-current liabilities:
Income taxes payable	92,547	86,322
Other non-current liabilities	239,309	237,899
Total liabilities	1,682,320	1,637,194

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 160,784 at June 30, 2026 and March 31, 2026	28,001	28,001
Additional paid-in capital	66,528	123,386
Shares in treasury, at cost Treasury shares: 17,218 and 17,282 at June 30, 2026 and March 31, 2026, respectively	(1,226,865)	(1,207,454)
Retained earnings	3,596,323	3,381,278
Accumulated other comprehensive loss	(112,242)	(113,817)
Total shareholders’ equity	2,351,745	2,211,394
Total liabilities and shareholders’ equity	$4,034,065	$3,848,588

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2026	2025

Cash flows from operating activities:
Net income	$235,697	$146,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,360	15,064
Amortization of intangible assets	1,621	4,795
(Gain) loss on investments	(557)	393
Share-based compensation expense	29,632	32,828
Deferred income taxes	13,872	12,113
Other	(2)	(25)
Changes in assets and liabilities:
Accounts receivable, net	(162,667)	(166,767)
Inventories	(707)	17,304
Other assets	(29,789)	(19,817)
Accounts payable	56,210	135,003
Accrued and other liabilities	6,038	(51,861)
Net cash provided by operating activities	166,708	125,045
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,798)	(16,276)
Purchases of deferred compensation investments	(4,721)	(3,261)
Proceeds from sales of deferred compensation investments	4,586	1,738
Other investing activities	(214)	(301)
Net cash used in investing activities	(17,147)	(18,100)
Cash flows from financing activities:
Purchases of registered shares	(113,616)	(121,657)
Proceeds from exercises of stock options and purchase rights	8,607	3,262
Tax withholdings related to net share settlements of restricted stock units	(35,644)	(16,038)
Net cash used in financing activities	(140,653)	(134,433)
Effect of exchange rate changes on cash and cash equivalents	(775)	12,105
Net increase (decrease) in cash and cash equivalents	8,133	(15,383)
Cash and cash equivalents, beginning of the period	1,741,546	1,503,205
Cash and cash equivalents, end of the period	$1,749,679	$1,487,822

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
NET SALES	2026	2025	Change

Net sales by product category:
Gaming (1)	$354,230	$315,875	12%
Keyboards & Combos	227,798	222,492	2
Pointing Devices	227,312	195,780	16
Video Collaboration	185,260	166,716	11
Webcams	76,581	84,374	(9)
Tablet Accessories	89,395	91,227	(2)
Headsets	44,133	45,523	(3)
Other (2)	22,525	25,716	(12)
Total Net Sales	$1,227,234	$1,147,703	7%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2026	2025

Gross profit - GAAP	$607,940	$478,962
Share-based compensation expense	2,182	2,380
Amortization of intangible assets	695	2,149
Gross profit - Non-GAAP	$610,817	$483,491

Gross margin - GAAP	49.5%	41.7%
Gross margin - Non-GAAP	49.8%	42.1%

Operating expenses - GAAP	$349,389	$316,868
Less: Share-based compensation expense	27,450	30,448
Less: Amortization of intangible assets and acquisition-related costs	926	2,646
Less: Restructuring charges, net	570	2,042
Operating expenses - Non-GAAP	$320,443	$281,732

% of net sales - GAAP	28.5%	27.6%
% of net sales - Non-GAAP	26.1%	24.5%

Operating income - GAAP	$258,551	$162,094
Share-based compensation expense	29,632	32,828
Amortization of intangible assets and acquisition-related costs	1,621	4,795
Restructuring charges, net	570	2,042
Operating income - Non-GAAP	$290,374	$201,759

% of net sales - GAAP	21.1%	14.1%
% of net sales - Non-GAAP	23.7%	17.6%

Net income - GAAP	$235,697	$146,015
Share-based compensation expense	29,632	32,828
Amortization of intangible assets and acquisition-related costs	1,621	4,795
Restructuring charges, net	570	2,042
(Gain) loss on investments	(557)	393
Non-GAAP income tax adjustment	2,044	2,095
Net income - Non-GAAP	$269,007	$188,168

Net income per share:
Diluted - GAAP	$1.63	$0.98
Diluted - Non-GAAP	$1.85	$1.26

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	145,038	149,053

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended June 30,
SHARE-BASED COMPENSATION EXPENSE	2026	2025

Share-based Compensation Expense
Cost of goods sold	$2,182	$2,380
Marketing and selling	11,821	13,930
Research and development	6,597	6,351
General and administrative	9,032	10,167
Total share-based compensation expense	29,632	32,828
Income tax benefit	(8,843)	(4,906)
Total share-based compensation expense, net of income tax benefit	$20,789	$27,922

*Note: These preliminary results for the three months ended June 30, 2026 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enable investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2026 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.